UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2006

UNIVERSAL ENERGY CORP.

(Exact name of Registrant as specified in its charter)

Delaware	000-50284	80-0025175
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

600 East Altamonte Drive, Unit 1050

Altamonte Springs, Florida 32701

(407) 260-9206

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 5.02 and Item 8.01 of this Current Report is incorporated by this reference into this Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 14, 2006, the Board of Directors appointed Dyron M. Watford as the Chief Financial Officer and Chairman of the Board of the Company. Mr. Watford, a Certified Public Accountant, was appointed to serve as Principal Accounting Officer and was elected to serve as a director of the Company in November 2002. Since August 2000, Mr. Watford has served as the president, sole stockholder and director of Sirus Capital Corp, Inc., a consulting company providing financial services to existing and emerging private and public companies. From December 1998 to August 2000, Mr. Watford was an auditor for Arthur Andersen, LLP. Mr. Watford obtained a Master of Business Administration degree from the University of Central Florida in December 1998.

On September 15, 2006, Mr. Glen Woods resigned from his position as a President, Chief Executive Officer, and Chairman of the Board of the Company, effective immediately. The resignation did not relate to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On September 15, 2006, the Board of Directors appointed Billy Raley as the Chief Executive Officer of the Company. Mr. Raley will also be elected to the Board of Directors upon completion of ninety days employment with the Company. Since April 2006, Mr. Raley has served as the President and CEO of RMSG Inc., a management services firm that provides construction oversight and equity to builders, developers, and development stage companies. From January 2002 to February 2006, Mr. Raley served as the Regional Vice President for Progress Energy Florida, Inc. From May 1999 to December 2001, Mr. Raley was Vice President of Transmission for Carolina Power & Light. Mr. Raley’s background is comprised of over 25 years of electric utility industry experience, including expertise in the areas of Transmission and Distribution Operations, Construction and Maintenance, and Nuclear Generation. Mr. Raley obtained an Electrical Engineering degree from Georgia Institute of Technology in 1979.

Item 8.01 Other Events.

As of September 13, 2006, the board of directors approved and adopted a 2006 Non-Statutory Stock Option Plan (the “Plan”) and authorized the Registrant’s executive officers to prepare and file a registration statement on a Form S-8 for 15,000,000 common stock shares underlying the options. On September 14, 2006 and September 15, 2006, the Registrant entered into employment agreements with Messrs. Watford and Raley, respectively, in which both will each be issued options to acquire 2,500,000 shares of the Registrant’s common stock at an exercise price equal to the lesser of $1.95 or the fair market value at the time of exercise. These shares will be issued pursuant to the Plan.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	2006 Non-Statutory Stock Option Plan, dated September 13, 2006

Exhibit 10.2	Employment Agreement, dated as of September 14, 2006, by and between Universal Energy Corp. and Dyron M. Watford

Exhibit 10.3	Stock Option Agreement between Universal Energy Corp. and Dyron M. Watford, dated September 14, 2006

Exhibit 10.4	Employment Agreement, dated as of September 15, 2006, by and between Universal Energy Corp. and Billy Raley

Exhibit 10.5	Stock Option Agreement between Universal Energy Corp. and Billy Raley, dated September 15, 2006

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL ENERGY CORP

Dated: September 18, 2006	By:	/s/ Dyron M. Watford
Dyron M. Watford
Chief Financial Officer